CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2006, relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of the Old Mutual Growth II Portfolio (formerly PBHG Growth II Portfolio), Old Mutual Large Cap Growth Portfolio (formerly PBHG Large Cap Growth Portfolio), Old Mutual Columbus Circle Technology and Communications Portfolio (formerly PBHG Columbus Circle Technology and Communications Portfolio), Old Mutual Small Cap Portfolio (formerly PBHG Small Cap Growth Portfolio), Old Mutual Select Value Portfolio (formerly PBHG Select Value Portfolio), Old Mutual Mid-Cap Portfolio (formerly PBHG Mid-Cap Portfolio), Old Mutual Small Cap Growth Portfolio (formerly PBHG Large Cap Growth Portfolio) and Old Mutual Large Cap Growth Concentrated Portfolio (formerly PBHG Select 20 Portfolio) (eight portfolios comprising the Old Mutual Insurance Series Fund, formerly the PBHG Insurance Series Fund, hereinafter collectively referred to as the "Fund"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 4, 2006